Compuware Corp. Company▲	CPWR Ticker▲	Q4 2009 Earnings Call Event Type▲	May 14, 2009 Date▲

MANAGEMENT DISCUSSION SECTION

Operator: Ladies and gentlemen, thank you for standing by. Hello and welcome to the Compuware Corporation Fourth Quarter Year-end Results Teleconference. At the request of Compuware, this conference is being recorded for instant replay purposes.

At this time, I’d like to turn the conference over to Ms. Lisa Elkin, Vice President of Communications and Investor Relations for Compuware Corporation. Ms. Elkin, you may begin.

Lisa Elkin, Vice President, Communications and Investor Relations

Thank you very much, Pamela, and good afternoon, ladies and gentlemen. With me this afternoon are Bob Paul, President and Chief Operating Officer; Laura Fournier, Executive Vice President and Chief Financial Officer; and Dan Follis, Vice President, General Counsel and Secretary. Pete will not be joining us on the call this afternoon.

Certain statements made during this conference call that are not historical facts, including those regarding the company’s future plans, objectives and expected performance, are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this conference call. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially, since the statements are based on our current expectations and are subject to risks and uncertainties. These risks and uncertainties are discussed in the company’s reports filed with the Securities and Exchange Commission. You should refer to and consider these factors when relying on such forward-looking information.

The company does not undertake and expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. For those of you who do not have a copy, I will begin by summarizing the press release.

Bob and Laura will then provide details about the quarter and other Compuware business activities. We will then open the call to your questions. Compuware increases year-over-year earnings per share 17% to $0.55. Business Service Delivery strategy positions company for further earnings growth.

Compuware Corporation today announced final financial results for its fourth quarter and fiscal year-end March 31, 2009. During the fiscal year, revenues were $1.09 billion, compared to $1.23 billion in the previous fiscal year. Net income was $139.6 million, up from $134.4 million in fiscal 2008. Earnings per share were $0.55, an increase of 17% from $0.47 in fiscal 2008, based upon 252.4 million and 287.6 million shares outstanding, respectively. During fiscal 2009, software license fees were $219.6 million. Maintenance revenue was $479.5 million. Professional services fees for fiscal 2009 were $391.4 million.

During the fourth quarter, revenues were $253.4 million. Net income was $48.4 million and earnings per share were $0.20. During the company’s fourth quarter, software license fees were $55.5 million and maintenance fees were $111.6 million. Fourth quarter revenue from professional services was $86.3 million.

I would now like to turn the call over to Bob. Bob?

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Compuware Corp. Company▲	CPWR Ticker▲	Q4 2009 Earnings Call Event Type▲	May 14, 2009 Date▲

Bob Paul, President and Chief Operating Officer

Thanks, Lisa. Compuware produced a successful fiscal year in 2009 featuring a 17% year-over-year increase in earnings per share. We delivered this increase in earnings, despite economic pressures that continued to extend some sales cycles. At the beginning of last fiscal year, we announced that we would transform the company, positioning Compuware to be best in the world in select categories, thereby creating a foundation for accelerated growth.

Most of that work is now complete, as we turn more of our focus towards execution. We have the right strategy, a highly focused operations leadership team, and the processes and metrics to make a compelling difference in the markets where we participate. We knew that short-term comp share would be slightly smaller in revenue, but much healthier as a business. We have accomplished this by moving our professional services business to a leaner, higher-margin practice and also de-focusing from our quality and testing business.

Overall, I’m extremely pleased with the amount of change that has been achieved over the last year without disruption to the performance of the business. We’re planning for fiscal year 2010 selling environment about the same as this year’s. So if the greater economic conditions improve, our guidance could be conservative. We realize that customers will continue to scrutinize every purchase, a dynamic which we will be well prepared for as we have developed a comprehensive library of return on investment case studies and associated references. Also with the greater focus of the business in end-to-end application performance, a movement towards a clear market leadership position at some point we expect to see a positive inflection point in the performance of that business, which could have an impact on our guidance for the year.

That said, I expect Compuware to deliver EPS for fiscal year ‘10 in the 0.60 to $0.70 per share range. I’m confident in our ability to achieve or exceed this goal for two important reasons. The transformation we completed in fiscal year ‘09 has positioned us for accelerated growth, and our increased focus will allow us to operate with greater efficiencies in fiscal year ‘10. Our targeted cost-cutting initiative has reduced Compuware’s expense run rate by more than $175 million this fiscal year alone. We’re still investing in people and in our core solutions, but our increased discipline around cost will pay big dividends.

Our Business Service Delivery approach provides a total perspective of the technology portfolio, both on the progress of new projects that enable business growth and the health of existing operations. Compuware Business Service Delivery solutions gives CIOs and business leaders the confidence that applications will work well and deliver value whatever the technology is in use. This value proposition increases the strategic relevance of our company, allowing us to sell higher and more broadly into our customer base. It also positions us in a high-growth market where both Gartner and Forrester state that we have market share leadership positions in sub-categories such as end-user experience.

In order to maximize the impact of this strategy, we’ve improved our sales operations and processes including structure, sales methodologies, measurements and compensation. We’ve also just completed one of the most ambitious projects ever, performing a six-day comprehensive sales boot camp at our headquarters for more than 1,100 members of our sales, pre-sales and solutions delivery groups. Our sales organization now has everything they need to be best-in-class this year.

One of the key messages at this meeting was that each of our lines of businesses plays a key role in our long-term strategy. Our mainframe business remains best-in-class. We continue to invest in these solutions to increase our competitive advantage. Our schedule of mainframe renewals in fiscal year ‘10 is weighted more toward the last three quarters as Q1 represents only 11% of this year’s renewals. I do expect a roughly single-digit growth in the mainframe business as we help our customers optimize this still vital platform. We will capitalize on the strength of our mainframe

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Compuware Corp. Company▲	CPWR Ticker▲	Q4 2009 Earnings Call Event Type▲	May 14, 2009 Date▲

position to build market leadership in our distributor solutions like Vantage and Changepoint. I expect more than 50% license fee growth in distributed solutions this year.

In particular, our focus on optimizing end-to-end application performance holds great promise and here’s why. Our customer face tremendous challenges in getting value from the investments they make in applications. When IT commits to delivering a service, it is doing more than just implementing and managing technology. IT makes a promise, bring more speed, agility and innovation to the business, cut cost, by automating processes, improve the customer experience and foster greater satisfaction and loyalty. There is a fundamental shift occurring in computing architectures, and to uphold these promises many IT organizations adopt destructive technologies like web services, virtualization and cloud computing. These technologies add complexity and tax already scares IT resources.

Overcoming these challenges requires an end-to-end perspective on application performance, and Compuware is unmatched in this category. To further expand our reach in delivering these solutions, we’ve also established a new Strategic Partners program. This organization will establish global partnerships with systems integrators, consultants, and IT solution providers to jointly meet the business needs of our customers. Through the efforts of this recently constructed group, we are already looking forward to announcing two global partnerships around our DSP solutions for optimizing end-to-end application performance. I expect these agreements and others like it to drive meaningful incremental revenue and market opportunities for Compuware this fiscal year.

In the coming year, I also expect the dramatic transformation of our Professional Services business to continue. We have introduced a practice model in the business, which will provide repeatability and higher margins across the organization. By focusing on a consistent set of offerings where we see high demand and differentiated competency areas like QA, governance requirements management, business intelligence, data management, architecturer and development, and operations management, we will increase the scalability and profitability of this organization. This should result in continued substantial improvements in margin in the Professional Services division.

Covisint continues to gain market share and has established a leadership position in secure healthcare collaboration. Our partnership with the American Medical Association represents an inflection point in Covisint’s growth curve. With healthcare stimulus spending and IT investments at an all-time high, Covisint’s ability to deliver access to critical, yet disperse, healthcare information in a secure single sign-on collaboration environment will produce explosive growth in the years to come.

Covisint is positioned well to help physicians and state governments get their fair share in the $19 billion of federal government healthcare stimulus package. And I expect billings for Covisint to increase more than 40% next year alone. I’m extremely enthusiastic about the coming year. Working with Pete and with our entire executive management team, we’ve built a platform for Compuware to deliver significant growth in earnings. We have focused and aligned our business through our soon to be completed divestiture of Quality Solutions, we will further focus our management and our technology investment strategy around these categories where we can be best in the world.

Through our differentiated ability to optimize end-to-end application performance, we’ve created a foundation for Business Service Delivery that will drive breakout growth in the years ahead to benefit our shareholders, customers and employees. Even in the face of a tough economy, over the last year Compuware has become healthier, more focused with a greater opportunity for growth. Laura?

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Compuware Corp. Company▲	CPWR Ticker▲	Q4 2009 Earnings Call Event Type▲	May 14, 2009 Date▲

Laura Fournier, Executive Vice President and Chief Financial Officer

Thanks, Bob. We are really pleased with our Q4 and year-end results, highlighted by a 17% year-over-year increase in earnings per share. We are especially encouraged by our ability to grow EPS in this tough economic climate and with the negative effect of currency impacting our revenue in FY ‘09.

Much of this EPS growth can be attributed directly to prudent expense management. Over the last year, we have taken nearly $180 million in costs out of this business. While we believe we still have opportunity to enjoy additional expense savings through greater operational efficiencies and our divestiture of the Quality Solutions business, the bulk of our cost-cutting activities has been completed.

Now that’s not to say that we’ll not continue to diligently manage our cost structure going forward. Effective expense management is core to our operations. However, it should be pointed out that the future EPS gains will come primarily through margin expansion and revenue growth, which will be driven by the strategic direction Bob just discussed.

Before moving on, I want to touch on currency effects for a moment, particularly as how it relates to maintenance revenue. For the year, maintenance revenue was essentially flat. However, for the quarter, it was down 11.6%. The maintenance decline in the fourth quarter can be attributed directly to the negative effects of currency. Put it this way, if you applied fiscal year 2008 rates to fiscal year 2009 results, maintenance for the year would have come in around $487 million, a 2.2% increase year-over-year.

The reason I call this out specifically is that I don’t want anyone to read the Q4 decline in maintenance revenue as anything but being currency driven. Our maintenance base is as strong as it’s even been. In addition to strong EPS growth and expense management, Compuware’s other key fundamental, cash flow, continues to be solid. For the quarter, Compuware’s operating cash flow was $153.2 million and we finished the year with operating cash of approximately $232 million. In fiscal year ‘10, we expect operating cash to come in around $200 million, excluding any effect of the sale of our QA business.

In terms of cash usage, our position remains the same. We will continue to look for opportunities for the strategic use of our cash, but will remain cautious until we believe the economy has turned the corner. Regarding stock buyback, as always we will evaluate business and economic conditions and buy stock when it makes sense. In Q4, we purchased 4.9 million shares, bringing our total to 21.6 million shares for the year.

A quick note on the business before I conclude. On occasion, we get questions about the impacts our exposure to Chrysler and GM might have on our business. The answer to both is minimal. Both companies have stayed current on any amounts due to us, and we are continuing to do business as usual. The majority of the work we do with both companies is strategic to their operations, such as the innovative work we are doing at OnStar for GM. And at Chrysler, they’ve continue to use the Covisint portal as a primary means of communicating with their constituents.

Overall, we are convinced that we are taking the right steps to successfully navigate this current economic tempest, while positioning the company through laser focused, optimized company alignment and greater strategic relevance for significant growth to come.

Lisa?

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Compuware Corp. Company▲	CPWR Ticker▲	Q4 2009 Earnings Call Event Type▲	May 14, 2009 Date▲

Lisa Elkin, Vice President, Communications and Investor Relations

Thanks, Laura. Ladies and gentlemen, we will now be happy to take your questions.

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Compuware Corp. Company▲	CPWR Ticker▲	Q4 2009 Earnings Call Event Type▲	May 14, 2009 Date▲

QUESTION AND ANSWER SECTION

Operator: Thank you. [Operator Instructions]. Thank you. And we do have a question from the line of Walter Pritchard with Cowen And Company. Please go ahead.

<Q – Walter Pritchard>: Hi. Actually I had a few questions here. Laura, just on the maintenance, I’m wondering if you could give us a sense of yen versus, or I’m sorry, euro versus pound exposure there? And I guess that was a little bit more of a negative impact from FX than we were expecting and I know those currencies performed a little bit differently during the quarter year-over-year. Just wondering if you could give us a little more granularity, so we can help get to the numbers that you’re talking about?

<A – Laura Fournier>: No, I’m sorry, Walter, I don’t have a breakdown of each of the different currencies. I only have it in total. And we’ve never really broken it down between yen or pound or euro. So I’d have to pretty much stick with the total effect on the maintenance in Q4.

<Q – Walter Pritchard>: And then as it relates to the services business, could you help us out as it relates to your guidance, the .60 to $0.70 in earnings and the 200 million in cash flow. What should we expect, from a run rate perspective, on the services revenue as we move throughout the year, and then also what sort of billable head count do you think – you’ll trend throughout the year and maybe ending fiscal 2010?

<A – Bob Paul>: We’ll continue to monitor the business very, very carefully. And we’ve got the processes and the metrics that we talked before to watch the conditions as we expect the overall conditions for that business to improve. However, the business is a lot smaller in the low $200 million range from a total, from where it was this year and that’s because we’re just – as we talked about before, Walter, we’ve moved out of the very low margin business, some of the staff supplementation work that we’ve been doing and we believe that we still have great IT professionals here that can deliver a differentiated value to companies all over the world, and we’re going to continue to build on those core competencies, very much focused and at only acceptable margins that we approve moving forward. So it’s – I think that it’s about a 60% of what the business looked like before from a total revenues, but obviously driving much higher margins.

<Q – Walter Pritchard>: Got you. And then as it relates to the license declines, Laura, that you saw year-over-year, I know one issue here has been that you have some pretty tough compares based on some of the premium licenses that you did a year ago in the March quarter. I’m wondering if maybe you could help us out with normalizing for that or what the business did, if you ignore the impact of the premium licenses, and I guess I’m especially interested on the mainframe side because I don’t think premiums were as much of an issue on the distributed side?

<A – Bob Paul>: So on the premium side obviously with, that becomes a very attractive business for companies that are growing in capacity. And what we saw this year, obviously, was a, not as much demand for those. So we got more back towards our traditional mainframe renewal rates, and with the investment that we made in the customer care organization, highly focused on discussions well in front of mainframe renewals, with the delivery of return on investment case studies with those clients on our dime. Tat proved a very effective mechanism for the mainframe renewals. So the other license declines sporadically, we obviously took less focus on the quality and testing business as we were preparing for the divestiture process, and I think that had obviously an impact. And then we did experience just a – the only thing I can point towards is a slow down in buying cycles because of the economic conditions.

<Q – Walter Pritchard>: Great. And then just two more topics. One around the divestitures that were announced a couple of weeks ago. Could you just help us understand, Laura, you did say that the cost cuts are largely done, but I do know you have some costs associated with those businesses that you still need to remove from your run rate there. I’m just wondering if you could

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Compuware Corp. Company▲	CPWR Ticker▲	Q4 2009 Earnings Call Event Type▲	May 14, 2009 Date▲

help us understand the run rate of operating expenses as you peel those costs out over the next few months?

<A – Bob Paul>: Walter, there’s approximately about $45 million in expense associated with that business that will obviously leave the company with the divestiture. And there are obviously some efficiencies gained that we’ve already taken in moving some of the corporate support functions into additional support for other business lines. But the direct expense was about the 45 million that goes with the divestiture.

<Q – Walter Pritchard>: Great. Then just last question, Laura, on the cash flow guidance for next year and just want to make sure we’re clear on what the impact is of IBM and payments that you may receive for – I think next year is last year that you have those payments just wondering if you could detail that for us?

<A – Laura Fournier>: You’re right, next year is the last year for the IBM settlement agreement. And we start up the year with a $30 million number. And for the last several years, they’ve never reached that. So this – in FY ‘09, it was we recognized $17 million in other income. And as far as our cash flow for next year, we are anticipating somewhere around that same number.

<Q – Walter Pritchard>: Okay. Great. Thanks a lot.

<A – Laura Fournier>: Thank you.

<A – Bob Paul>: Thanks. We’ll also look forward to seeing next week, or two weeks.

Operator: Thank you. And we have a question then from the line David Rudow with Thrivent Financial.

<Q>: Hi. Good afternoon, everyone.

<A – Bob Paul>: Hey, David.

<Q>: Do you get the sense, based on what you’re seeing in the pipeline and talking to the sales people, seeing as they are there couple of weeks ago, have we seen the worse, are we bottoming out at current levels, anything giving you any reasonable level of comfort on pipeline for fiscal ‘10?

<A – Bob Paul>: Yeah, here’s what gives me the most comfort, David, in fiscal year ‘10. We just went through a – the most comprehensive education, messaging, role model playing and a complete delivery of an understanding of a metrics and expectations that the organization has to every single sales person, sales manager, VP, and pre sales person, et cetera. So I think we are already starting to see an impact in behavior. As you know, our sales cycles can be anywhere from three months to nine months, on average. So it will start to have, I think, more meaningful performance metric impact to us in the coming quarters.

But certainly, activity levels, being a lot smarter about what they’re doing, being more efficient about what they’re doing and more differentiating in what they’re doing, we’re already starting to see that impact the pipeline globally. So that’s good news. As it relates to the general economic conditions, it’s really tough to say. We’re hopeful, obviously, as we move into the next couple of quarters that the budgets start to loosen up, but we’re even working very hard there because one of the models that we talked about and trained heavily on was provocation-based selling, of the ability to actually create budgets based upon the value that our solutions are providing. So we are hopeful and we actually know operationally we will improve substantially over this year and we’re hoping that that leads to a performance impact in the coming quarters.

<Q>: Okay. And then on the sale of testing that includes DevPartner, correct?

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Compuware Corp. Company▲	CPWR Ticker▲	Q4 2009 Earnings Call Event Type▲	May 14, 2009 Date▲

<A – Bob Paul>: That’s correct.

<Q>: And File-AID?

<A – Bob Paul>: No.

<Q>: No, okay.

<A – Laura Fournier>: It does not include File-AID.

<Q>: So what’s the total run rate then of the business that you’re selling, the revenue trailing run rate?

<A – Bob Paul>: Between about 71 and $75 million.

<Q>: Okay. And if you take that 71 to 75 million out and take that license piece assuming, I don’t know, maybe it’s half, what do you think – do you think net of that, it you take an apples-to-apples that you can be flat in license revenues for fiscal ‘10?

<A – Bob Paul>: No. We’re actually expecting – I’m doing the math in my head here real quick. We’re actually expecting some growth in distributed license revenues, simply because the remaining assets that we have, number one, there are few others of them so we’re more focused, and a lot better at delivering value around them and obviously our investments will be more focused in those areas. But number two, they’re much higher performing assets in the marketplaces that we participate. So we expect the growth rates of the remaining assets to be strong, relative to the quality and testing business. So overall, I’m thinking that distributed number does go up.

<Q>: Okay, okay. And then on the assets that you’re selling license revenues of about 71 to 75 million range, probably about 30 million, is that a reasonable assumption?

<A – Laura Fournier>: It’s actually about 20, you’re right on, it’s about 25 to 27 million.

<Q>: 25 to, okay.

<A – Laura Fournier>: We’ve capitalized R&D and goodwill.

<Q>: Got it. Okay, okay. And then Covisint, you said growth of I believe 50%. Is that bookings or revenue growth?

<A – Bob Paul>: It’s, yeah, 48% of bookings growth. And I think the revenue equated to about a little over 20%. As you know in that business, we – everything’s, the bookings are amortized almost entirely over five years regardless of the contract length and everything else, just because it’s a software service model. So we typically look at that business and value it based upon total product commitments and cash flow.

<Q>: Okay, okay. And then -

<A – Bob Paul>: Which has been very strong, by the way.

<Q>: And then back to the services piece, given the low 200 million number for the year, what are you looking for on the gross margins for that business?

<A – Bob Paul>: Well, we would expect gross margins around 15% for the year.

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Compuware Corp. Company▲	CPWR Ticker▲	Q4 2009 Earnings Call Event Type▲	May 14, 2009 Date▲

<Q>: Okay.

<A – Laura Fournier>: Keep in mind, too, that the way this is going to work is Q1 is still – we’re still going through a lot of the changes that are happening here in the services business. So we expect the margin to ramp up.

<A – Bob Paul>: Right. It’ll be obviously a linear growth. But the reason for that is we have some, obviously we – all the changes that we’re making that we talked about before, some of these are longer term contractual issues and we’re working – still working with some of our larger clients to get to a resolution.

<Q>: Okay, but probably running gross margins from where we are at this quarter is reasonable and then to slowly ramp it up to maybe 1% a quarter improvement as you work through some of these issues?

<A – Bob Paul>: Yeah, that wouldn’t be unreasonable.

<Q>: Okay, okay. And operating margin, did you guys talk about operating margins for the year?

<A – Bob Paul>: We have a goal of operating margin of about 25%.

<Q>: Is that long term?

<A – Bob Paul>: Well, why don’t we answer that when we are get closer in the year.

<Q>: Okay, okay. Got it. Got it. And then on the balance sheet, there was a item, assets held for sale. What was that?

<A – Laura Fournier>: That was the assets that were related to the QA divestiture. It’s the capitalized R&D, goodwill, a little bit of prepaid that was related to the QA product.

<Q>: And why did that not show up in discontinued ops?

<A – Laura Fournier>: Because our QA business was part of the entire product segment, not a stand-alone segment, so literature would require us to show it as assets held for sale as opposed to discontinued operations.

<Q>: Okay, okay.

<A – Laura Fournier>: I just wanted to clarify just so that there’s no question later on and then we aren’t able to talk about it. The license fees for the QA product were right around 26 million.

<Q>: Okay.

<A – Laura Fournier>: And I’ll just give them to you: 34 million for maintenance and about 11 million for professional services.

<Q>: Got it. And was that business as a whole profitable?

<A – Laura Fournier>: Absolutely.

<Q>: Okay. How much of the cash flow guidance is lost with this sale, the 200 million that you guided to?

<A – Laura Fournier>: In the current year’s cash flow, there was probably about $20 million.

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Compuware Corp. Company▲	CPWR Ticker▲	Q4 2009 Earnings Call Event Type▲	May 14, 2009 Date▲

<Q>: Okay.

<A – Laura Fournier>: But we have to play out the whole story here with the QA line. It was on a declining basis. And one of the reasons it was at 20 million in this current year was that we had cut back on so many expenses for the past few years.

<Q>: So would it be -

<A – Bob Paul>: So we made, Dave, the business healthy this year through minimizing the investments in the solutions, obviously. And that’s what made it right side up.

<Q>: Okay. But some of the downtick in the 232 this year in operating cash flow – the 200 guidance comes from getting rid of QA?

<A – Laura Fournier>: Well, yes it would. Obviously, there was some cash flow from it. But we absolutely believe that will be made up through the activity in the current year.

<Q>: Okay, okay. All right. Great. Thank you very much and nice job on the margins this quarter, too.

<A – Laura Fournier>: Thank you.

<A – Bob Paul>: Thanks, David.

Operator: Thank you. And we do have another question from the line of Walter Pritchard with Cowen and Company. Please go ahead.

<Q – Walter Pritchard>: Hi, sorry, Bob. I just wanted to follow up on the answer to David’s question there about distributed license revenue. Are you talking about growing what’s remaining or actually growing and basically replacing what’s pretty much a hole in that business of $26 million, as Laura mentioned with the testing business?

<A – Bob Paul>: No, I’m talking about growing the existing solutions and that level of growth is anticip-- the distributed solutions that we talked about is – the anticipated growth is over 50%. And I don’t have the calculations as to whether that exceeds or makes up for the – it does.

<A – Laura Fournier>: It will.

<A – Bob Paul>: It will. So it will exceed the numbers associated with the quality and testing business.

<Q – Walter Pritchard>: And can you just talk about maybe from a, just dive a little bit deeper into that in terms of – from a quota perspective, you’ve got obviously people going out the door that had quota assigned to that product and it sounds like you raised the quota enough on everybody who’s left to be able to make up for that. Is that – is that, how should we think about that – that happening?

<A – Bob Paul>: Yeah. Actually no, the quotas didn’t move at all. We’re just expecting better sales performance because of all the things that we’ve done operationally, and all the support mechanisms we’ve put in place and the new release in Vantage 11 that’s coming out, that actually allows for a single dashboard across an entire end-to-end architecture from mainframe distributed and on into the web environment. So we’re just expecting better performance from our sales organization. We’ve had some significant leadership changes also. We’ve got – we think a much more aligned and comprehensive sales structure around the target selling that we’ve built into the

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Compuware Corp. Company▲	CPWR Ticker▲	Q4 2009 Earnings Call Event Type▲	May 14, 2009 Date▲

model, and it should drive greater performance overall. But the quota’s, in and of themselves, have not moved.

<Q – Walter Pritchard>: Okay. And then Laura just, we had the discussion here about maintenance revenue and the impacted FX. I note the maintenance billings was down quite a bit. I know that business tends to be really lumpy and you have renewals that come and go by the quarter. I’m just wondering if you could help us understand as you look out to fiscal ‘10, do you think maintenance billings will grow during the year or should we expect them to decline again?

<A – Laura Fournier>: We definitely expect maintenance billings to grow on the distributed side. And I would say on the mainframe side to be flat with a little upside. But on the distributed side basically growth. Pardon?

<Q – Walter Pritchard>: Sounds like overall if we combine growth in distributed with flattish on the mainframe side, we’ll get growth in maintenance billings?

<A – Laura Fournier>: We should.

<Q – Walter Pritchard>: Okay, okay. And then just lastly, could you give us maybe a head count number, post the divestitures and post any actions that you took on the services side that were after the end of the quarter maybe like a, more like a head count at the current time as opposed to ending the quarter?

<A – Laura Fournier>: Sure. At the end of the quarter, we were at probably about 5,200 people and after the divestitures I would guess about 4,750.

<Q – Walter Pritchard>: Okay, great. Thank you very much.

Operator: Thank you. And ladies and gentlemen, we’ll now conclude the question-and-answer portion of today’s conference call. I’d like to turn the call back over to Lisa Elkin.

Lisa Elkin, Vice President, Communications and Investor Relations

Thank you very much. At this time, ladies and gentlemen, we will adjourn this conference call. Thank you very much for your time and interest in Compuware and we hope you have a pleasant evening.

Operator: Thank you. And, ladies and gentlemen, this conference will be made available for replay after 7:00 p.m. today until May 21, at midnight. You may access the AT&T Playback service at any time by dialing 1-800-475-6701 and entering the access code 992681. International participants please dial 1-320-365-3844. Again, those numbers are 1-800-475-6701 and 1-320-365-3844 with the access code 992681. That does then conclude our conference for today. We thank you for your participation, as well as using AT&T’s Executive Teleconference Service. You may now disconnect.

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Compuware Corp. Company▲	CPWR Ticker▲	Q4 2009 Earnings Call Event Type▲	May 14, 2009 Date▲

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